                                   EXHIBIT 5



          OPINION AS TO CERTAIN DELAWARE LAW ISSUES OF THE SECURITIES
                                BEING REGISTERED

            (On Miller, Hamilton, Snider & Odom, L.L.C. Letterhead)





                               February 15, 1996





                                                               Montgomery Office



The Colonial BancGroup, Inc.
P. O. Box 1108
Montgomery, AL 36101

                   Re: Registration Statement on Form S-4 relating to the
                       issuance of shares of Common Stock of The Colonial BancGroup, Inc., in connection with the acquisition by merger of Southern Banking Corporation ("Merger")

Gentlemen:

                   We are familiar with the proceedings taken and proposed to be taken by The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of shares of its Common Stock, par value of $2.50 per share, in connection with the Merger and in accordance with an Amended and Restated Agreement and Plan of Merger, dated as of February 15, 1996 (the "Agreement"), by and between the Company and Southern Banking Corporation. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of the Registration Statement on Form S-4 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                   Upon the basis of the foregoing, we are of the opinion that:

                   (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

The Colonial BancGroup
February 15, 1996
Page 2

                   (ii) The shares of Common Stock of the Company referred to above, to the extent actually issued pursuant to the Agreement will, when so issued, be duly and validly authorized and issued and will be fully paid and nonassessable shares of Common Stock of the Company;

                   (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

                   We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                                        Sincerely yours,

                                        MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                                        By: /s/ Michael D. Waters
                                            ---------------------
                                            Michael D. Waters

MDW/lwb